                                                                   EXHIBIT 10.41

         SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO
                              SECURITY AGREEMENT


     This SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is entered into as of October 21, 1998, by and among P-Com, Inc., a Delaware corporation ("Borrower"), the financial institutions named on the signature pages hereof (each, a "Lender" and collectively the "Lenders"), Union Bank of California, N.A., as administrative agent for the Lenders ("Agent"), and Bank of America National Trust and Savings Association, as syndication agent ("Syndication Agent"), with reference to the following facts:

     A. Borrower, Agent, Syndication Agent and Lenders are parties to that certain Credit Agreement dated as of May 15, 1998, as amended (the "Credit Agreement"). The Borrower and the Agent are parties to that certain Security Agreement dated as of May 15, 1998 (the "Security Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

     B. The parties desire to amend the Loan Documents in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1.   Defined Terms.  Capitalized terms not otherwise defined herein shall
          -------------
have the same meanings as set forth in the Credit Agreement and the other Loan Documents.

     2.  Amendments to Credit Agreement.  The Credit Agreement is hereby
         ------------------------------
amended as follows:

         (a) The following defined term in Section 1.1 is amended to read as follows: "Interest Payment Date:" As to any Base Rate Loan or LIBO Rate
               ----------------------
     Loan until payment in full, the first Business Day of each month and the Maturity Date.

         (b) The following defined terms are added to Section 1.1 in their proper alphabetical order:

              "Consolidated Adjusted EBITDA":  For any period of determination,
               -----------------------------
     the sum of net income, depreciation, amortization, interest expense and income tax expense of the Borrower and its consolidated Subsidiaries for the most recently ended fiscal quarter, minus any increases in accounts
                                             -----

     receivable or inventory during such fiscal quarter, minus any decreases
                                                         -----
     payable during such fiscal quarter, plus any increases in accounts payable
                                         ----
     in accounts during such fiscal quarter, plus any decreases in accounts
                                             ----
     receivable or inventory during such fiscal quarter, in each case of the Borrower and its consolidated Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, that any decreases in inventory or accounts receivable resulting from write-downs shall be excluded from this calculation.

              "Consolidated Annualized Adjusted EBITDA:"  For any period of
               ---------------------------------------
     determination, the sum of net income, depreciation, amortization, interest expense and income tax expense of the Borrower and its consolidated Subsidiaries for the most recently ended fiscal quarter, multiplied by four, minus any increases in accounts receivable or inventory during such
           -----
     fiscal quarter, minus any decreases in accounts payable during such fiscal
                     -----
     quarter, plus any increases in accounts payable during such fiscal quarter,
              ----
     plus any decreases in accounts receivable or inventory during such fiscal
     ----
     quarter, in each case of the Borrower and its consolidated Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, that any decreases in inventory or accounts receivable resulting from write-downs shall be excluded from this calculation.

              (c) From the Effective Date until five (5) Business Days after Agent's receipt of the Borrower's financial statements and Compliance Certificate for the fiscal quarter ended September 30, 1998, the Applicable Margin for Base Rate Loans, and the Commitment Fee Rate, shall be as set forth in Level I in Exhibit E hereto. Notwithstanding any provision of the Credit
              ---------
Agreement to the contrary, from the Effective Date and for so long as Borrower's ratio of Consolidated Funded Debt to Consolidated Annualized Adjusted EBITDA as specified in Section 6.2(b) is equal to or greater than 4.00 to 1.00, (i) Borrower shall not be permitted to request or receive LIBO Rate Loans, (ii) no Loan may be converted to a Loan other than a Base Rate Loan, and (iii) any LIBO Rate Loans shall bear interest on the unpaid principal amount thereof at a per annum rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

              (d)  Section 2.5(f)(i) is amended to read as follows:

                   (i) with respect to each Letter of Credit, a Letter of Credit fee for the period from and including the date of issuance of the Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated for the ratable benefit of the Lenders at a rate per annum equal to the Applicable Margin for LIBO Rate Loans (or, for any period during which Borrower is not eligible to request or receive LIBO Rate Loans, a rate per annum equal to 2.50%) multiplied by the stated amount of the Letter of Credit, payable on the date of issuance of the Letter of Credit for the period from the date of issuance to the first Business Day of the next calendar month, and thereafter payable monthly in arrears on the first Business Day of each month;

              (e)  Section 6.1(a)(iii)(B) is amended to read as follows:

                   (B)  a Compliance Certificate in the form of Exhibit D
                                                                ---------
hereto demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Sections 6.2(a), (b),
(c), (d), (e), (h), (w), and (x).

              (f)  Section 6.1(a) is amended by adding the following new clause
(v) in its proper alphanumeric order:

                   (v)  as soon as available, but in any event within thirty
     (30) days after the end of each calendar month, a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end and audit adjustments, all such financial statements to be complete and correct in all material respects and in accordance with GAAP subject to normal year end and audit adjustments and the absence of footnotes, applied consistently throughout the period reflected therein (except as approved by such accountants and disclosed therein);

              (g)  Section 6.1(a) is amended by adding the following new clause
(vi) in its proper alphanumeric order:

                    (vi) as soon as available, but in any event within fifteen
(15) days after the end of each calendar month, aged listings of accounts receivable and accounts payable, a summary of inventory, and an eight (8) week rolling cash flow forecast, each in form and substance satisfactory to the Agent;

              (h)  Section 6.1(b)(v) is amended to read as follows:

                   (v) promptly, but in any event within ten (10) days after request, such budgets, sales projections, operating plans or other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

              (i) Agent shall have a right from time to time hereafter to audit the Collateral (as such term is defined in the Security Agreement) at Borrower's expense, provided that such audits will be conducted no more often than once in any period of twelve (12) consecutive months unless an Event of Default or Potential Event of Default has occurred and is continuing.

              (j)  Section 6.2(a) is amended to read as follows:

                   (a)  Quick Ratio.  Permit the ratio of Consolidated Quick
                        -----------
     to Consolidated Current Liabilities as of the last day of each of the fiscal quarters of Borrower listed below to be less than the correlative Assets amount indicated below:

              Quarter Ending:                        Ratio:
              --------------                         -----

              September 30, 1998                     0.70  :  1.00
              December 31, 1998                      0.80  :  1.00
              March 31, 1999                         0.90  :  1.00
              June 30, 1999, and thereafter          1.00  :  1.00

              (k)  Section 6.2(b) is amended to read as follows:

                   (b)  Leverage Ratio.  As at the end of any fiscal quarter of
                        --------------
     the Borrower commencing with the fiscal quarter ending March 31, 1999, permit the ratio of Consolidated Funded Debt as at the end of such fiscal quarter, to Consolidated Annualized Adjusted EBITDA for such fiscal quarter, to be greater than the correlative amount indicated below:

              Quarter Ending:                        Ratio:
              --------------                         -----
              March 31, 1999                         8.50  :  1.00
              June 30, 1999                          5.00  :  1.00
              September 30, 1999                     5.00  :  1.00
              December 31, 1999, and thereafter      4.00  :  1.00

              For purposes of determining the ratio set forth in this Section 6.2(b), and for purposes of determining the "Applicable Margin" and "Commitment Fee Rate" as set forth in Exhibit E, for any period of
                                           ---------
     determination in which Consolidated Annualized Adjusted EBITDA is a sum less than Zero Dollars ($0), such sum shall be deemed to be One Dollar ($1).

              (l)  Section 6.2(c) is amended to read as follows:

                   (c) Consolidated Tangible Net Worth.  Commencing with the
                       -------------------------------
     fiscal quarter ended September 30, 1998, permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of Borrower to be less than Thirty-Eight Million Dollars ($38,000,000) plus (i) 75% of Consolidated Net Income (but not loss) for each fiscal quarter of the Borrower commencing with the quarter ending September 30, 1998, plus (ii) 100% of the Net Proceeds of any Equity Issuance by the Borrower after September 30, 1998.

              (m)  Section 6.2(d) is amended to read as follows:

                   (d)  Profitability.  Permit (i) net income before taxes of
                        -------------
     the Borrower and its consolidated Subsidiaries to reflect a loss exceeding $82,000,000 on a fiscal year-to-date basis, calculated as of the last day of each of the fiscal quarters ended September 30, 1998, and December 31, 1998, or (ii) commencing with the fiscal quarter ended March 31, 1999, permit (a) net income before taxes of the Borrower and its consolidated Subsidiaries or (b) Consolidated Net Income to be less than Zero Dollars ($0) for any fiscal quarter of Borrower.

              (n)  Section 6.2(e) is amended to read as follows:

                   (e) Interest Coverage Ratio.  As at the end of any fiscal
                       -----------------------
     quarter of Borrower commencing with the fiscal quarter ended March 31, 1999, permit the ratio of Consolidated Annualized Adjusted EBITDA for such quarter, to Consolidated Interest Expense for the four fiscal quarters ending on the last day of such fiscal quarter, to be less than the correlative amount indicated below:

              Quarter Ending:                        Ratio:
              --------------                         -----
              March 31, 1999                         2.00  :  1.00
              June 30, 1999, and thereafter          3.00  :  1.00

              (o)  Clause (v) of Section 6.2(f) and clauses (iii) and (vi) of
Section 6.2(g) are deleted in their entirety; provided, however, that any Debt in an aggregate amount of up to $5,000,000 incurred prior to September 30, 1998 that was permitted under clauses (iii) and (vi) of Section 6.2(g), and any Liens created prior to September 30, 1998 that were permitted under clause (v) of
Section 6.2(f) shall be permitted notwithstanding this Clause (o); provided that such Debt and Liens shall be listed on the Schedules delivered under clause
(iii) of Section 5(b) of this Amendment.

              (p)  Section 6.2(i) is amended in its entirety to read as follows:

                   (i) Consolidation, Merger.  Consolidate or merge with any
                       ---------------------
     other Person, liquidate, wind-up or dissolve itself or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or permit any of its Subsidiaries to do any of the foregoing, except that any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any wholly-owned Subsidiary of the Borrower, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower; provided
                                                                     --------
     that, in the case of such a merger or consolidation, the Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation.

              (q) A new Section 6.2(w) is added to the agreement, which shall read as follows:

                   (w)  Minimum Consolidated EBITDA; Minimum Consolidated
                        -------------------------------------------------

     Adjusted EBITDA.  Permit (i) Consolidated EBITDA to reflect a loss of
     ---------------
     more than $15,500,000 for the fiscal quarter ended September 30, 1998, or
     (ii) Consolidated Adjusted EBITDA to reflect a loss of more than $2,000,000 for the fiscal quarter ended December 31, 1998. For purposes of calculating Consolidated EBITDA for the fiscal quarter ended September 30, 1998, such calculation may include, without duplication, one-time charges not exceeding $27,000,000.

              (r) A new Section 6.2(x) is added to the agreement, which shall read as follows:

                   (x)  Consolidated Capital Expenditures.  Make, or permit any
                        ---------------------------------
     Subsidiary to make, Consolidated Capital Expenditures, other than:

                   (i) Consolidated Capital Expenditures for the Borrower's fiscal quarter ending September 30, 1998, not in excess of $7,500,000;

                   (ii) Consolidated Capital Expenditures for the Borrower's fiscal quarter ending December 31, 1998, not in excess of $7,500,000; and

                   (iii) Consolidated Capital Expenditures for the Borrower's fiscal quarter ending March 31, 1999, and for each fiscal quarter thereafter, not in excess of $5,000,000.

              (s)  Section 7.1(c) is amended to read as follows:

                   (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 3.1, 6.1(a), (b) or (c), 6.2(a),
     (b), (c), (d), (e), (g), (h), (i), (j), (l), (p), (q), (r), (s), (t), (u),
     (v), (w) or (x) on its part to be performed or observed; or

              (t)  Section 7.1(d) is amended to read as follows:

                   (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document other than those referred to in Sections 7.1(a), (b), and (c) above on its part to be performed or observed and any such failure shall remain unremedied or uncured for fifteen (15) days after the Borrower knows of such failure or, in the event such failure cannot by its nature be cured within such fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and the Borrower determines and so notifies the Agent within such fifteen (15) day period that such a remedy or cure is practicable within an additional fifteen (15) days, such failure shall remain unremedied or uncured for thirty

     (30) days after the Borrower knows of such failure, provided, however, that the cure period provided in this Section 7.1(d) shall not be in addition to any grace period provided in Section 7.1(g) or (h), and no grace period or cure period shall be given for Events of Default under Section 7.1(f), (i),
     (j), (k), (l) or (m); or

              (u)  Section 7.1(e) is amended to read as follows:

                   (e) Any Loan Party shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived (A) within any applicable grace period or (B) if not specified in the applicable Loan Document, within fifteen (15) days after such Loan Party knows of such default or, in the event that such a remedy or cure is not practicable within such fifteen (15) day period but the Borrower determines and so notifies the Agent within such fifteen (15) day period that such a remedy or cure is practicable within an additional fifteen (15) days, such default shall remain unremedied or uncured for thirty (30) days after the Borrower knows of such default; or

              (v) A new subsection (j) is added to Section 7.1, Events of Default, immediately following subsection (i), which shall read as follows:

                   (j) an "event of repurchase" or similar event shall occur under any agreement to which any Loan Party is a party with a third party or parties relating to the purchase of any Loan Party's accounts receivable, other than one receivable due from Telkom S.A. Limited in an amount not to exceed $5,500,000, which event results in a right by the purchaser of such receivables, whether or not exercised, to require such Loan Party to repurchase and pay for purchased accounts receivable in an aggregate amount in excess of $1,000,000 for any fiscal year; or

              (w) A new subsection (k) is added to Section 7.1, Events of Default, immediately following subsection (j), which shall read as follows:

                   (k) A "Change of Control," as such term is defined in the Indenture dated as of November 1, 1997, between the Borrower and State Street Bank and Trust Company of California, N.A., as Trustee, relating to the Borrower's 4 1/4% Convertible Subordinated Notes due 2002, shall occur; or

              (x) A new subsection (l) is added to Section 7.1, Events of Default, immediately following subsection (k), which shall read as follows:

                   (l) Any event or series of events occurs that creates or results in a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Borrower, individually, or the Loan Parties, taken as a whole, (ii) the Borrower's ability to pay any of the obligations to Lenders in accordance with the terms thereof, or (iii) the collateral or Lenders' security interests therein or the priority of such security interests, or (iv) Agent's or any Lender's rights and remedies under this Agreement and the other Loan Documents; or


              (y) A new subsection (m) is added to Section 7.1, Events of Default, immediately following subsection (l), which shall read as follows:

                   (m) The Borrower shall fail to receive, on or prior to November 15, 1998, Net Proceeds of at least $10,000,000 from an Equity Issuance after September 30, 1998, on terms satisfactory to Lenders;

              (z)  Exhibit D is deleted and replaced with Exhibit D hereto.
                   ---------                              ---------

              (aa) Exhibit E is deleted and replaced with Exhibit E hereto.
                   ---------                              ---------

              (bb) A new Section 9.17 is added to the Credit Agreement, which shall read as follows:

                   9.17  Designated Senior Indebtedness.  The indebtedness of
                         ------------------------------
     the Borrower under the Credit Agreement and the other Loan Documents shall be "Designated Senior Indebtedness" for purposes of the Indenture dated as of November 1, 1997, between the Borrower and State Street Bank and Trust Company of California, N.A., as Trustee, relating to Borrower's 4 1/4% Convertible Subordinated Notes due 2002.

     3.  Amendments to Security Agreement.  The Security Agreement is hereby
         --------------------------------
amended as follows:

         (a) Section 2 is amended by adding the following sentence at the end thereof:

         The term "Secured Obligations" shall also be deemed to include all obligations and liabilities of every nature owed by Borrower to any Lender, under or arising out of or in connection with the Credit Agreement or otherwise.

     4.  Consent to Equity Issuance.  Lenders hereby consent, pursuant to
         --------------------------
Section 6.2(r) of the Credit Agreement, to an Equity Issuance by Borrower after the Effective Date, on terms substantially the same as those set forth in the term sheet dated October 10, 1998 presented to Lenders on the date of this Amendment, subject in any case to Section 6.2(h) of the Credit Agreement.

     5.  Conditions to Effectiveness.
         ---------------------------
     This Amendment shall become effective as of October 21, 1998 (the "Effective Date"), only upon:

         (a) receipt by the Agent from the Borrower of an amendment fee as set forth separately in a letter agreement by and among the Borrower, the Agent and the Lenders;

         (b) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel):

              (i) counterparts of this Amendment duly executed on behalf of the Borrower and the Lenders;

              (ii) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment;

              (iii) within 15 days after the date hereof, updated copies of Schedules 6.2(f) (Liens), 6.2(g) (Debt), and 6.2(k) (Contingent Obligations), and Exhibits A, B and C to the Intellectual Property Security Agreement and each of the Subsidiary Intellectual Property Security Agreements;

         (c) affirmations of the Guaranty, duly executed on behalf of each Guarantor;

         (d) copies of the Borrower's 1998 and 1999 fiscal plan, certified by an officer of Borrower as having been prepared in accordance with GAAP.

     6.  Representations and Warranties.  In order to induce the Lenders to
         ------------------------------
enter into this Amendment, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Amendment:

         (a)  Corporate Power and Authority.  The Borrower has all requisite
              -----------------------------
corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

         (b)  Authorization of Agreements.  The execution and delivery of this
              ---------------------------
Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

         (c)  No Conflict.  The execution and delivery by the Borrower of this
              -----------
Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

         (d)  Governmental Consents.  The execution and delivery by the
              ---------------------
Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended (as such act is applicable to any Loan Party), which reports will be made in the ordinary course of business).

         (e)  Binding Obligation.  This Amendment and the Amended Agreement
              ------------------
have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

         (f)  Incorporation of Representations and Warranties From Credit
              -----------------------------------------------------------
Agreement.  The representations and warranties contained in Section 5.1 of the
----------
Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date. Without limiting the generality of the foregoing, Borrower represents and warrants that all of Borrower's Copyrights, Patents, and Trademarks, in connection with the Material Products, including any such property acquired from Cylink Corporation, are set forth in Exhibits A, B and C to the Intellectual Property Security Agreement, and that all such Copyrights, Patents, and Trademarks have been registered with the U.S. Copyright Office, or the U.S. Patent and Trademark Office, as applicable.

         (g)  Absence of Default.  After giving effect to this Amendment, no
              ------------------
event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     7.  Release.
         -------

         (a) Each Loan Party acknowledges that Lenders would not enter into this Amendment without the Loan Parties' assurance that each Loan Party has no claims against any Lender, the Agent, Syndication Agent, or any of such parties' officers, directors, employees or agents, arising out of or related to the Loan Documents or any other agreement between any Loan Party and any Lender. Except for the obligations arising hereafter under the Amended Agreement, each Loan Party releases each Lender, the Agent, Syndication Agent, and each of such parties' officers, directors and employees from any known or unknown claims which any Loan Party now has against any Lender, the Agent, or Syndication Agent of any nature, arising out of or related to the Loan Documents or any other agreement between any Loan Party and any Lender, including any claims that any Loan Party, or any Loan Party's successors, counsel, and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability. Each Loan Party waives the provisions of California Civil Code section1542, which states:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         (b) The provisions, waivers and releases set forth in this section are binding upon each Loan Party and each Loan Party's shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of each Lender, the Agent, Syndication Agent, and each such party's agents, employees, officers, directors, assigns and successors in interest as parties to the Credit Agreement.

         (c) The provisions of this section shall survive payment in full of the obligations, full performance of all the terms of this Amendment and the Loan Documents, and/or the Agent's or any Lender's actions to exercise any remedy available under the Loan Documents or otherwise.

         (d) Each Loan Party warrants and represents that each such Loan Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Loan Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Each Loan Party shall indemnify and hold harmless each Lender, the Agent, and Syndication Agent, from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

     8.  Miscellaneous.
         -------------

         (a)  Reference to and Effect on the Credit Agreement and the Other Loan
              ------------------------------------------------------------------
Documents.
---------

              (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

              (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

              (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

         (b)  Fees and Expenses.  All costs and expenses of the Agent and
              -----------------
Lenders, including, but not limited to, reasonable attorneys' fees and the reasonable estimate of the allocated cost of in-house counsel and staff, incurred by the Agent and Lenders in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section 9.5 of the Credit Agreement.

         (c)  Headings.  Section and subsection headings in this Amendment are
              --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE
             --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (e)  Counterparts.  This Amendment may be executed in any number of
              ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                     [REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

P-COM, INC.


BY: /s/ Michael J. Sophie
   ________________________________

TITLE:  CFO/VP Finance
      _____________________________


AGENT:

UNION BANK OF CALIFORNIA, N.A.


BY:    John Noble
   ________________________________

TITLE: Vice President
      _____________________________


LENDERS:
UNION BANK OF CALIFORNIA, N.A.


BY:    John Noble
   ________________________________


TITLE: Vice President
      _____________________________


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION


BY: /s/ Fred L. Thome
   ________________________________

TITLE:  Vice President
      _____________________________

                                   EXHIBIT D

                       [FORM OF COMPLIANCE CERTIFICATE]

     1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by P-Com, Inc., a Delaware corporation (the "Borrower"), to Union Bank of California, N.A. (the "Agent"), pursuant to Section 6.1(a)(iii)(B) of the Credit Agreement dated as of May 15, 1998, among the Borrower, the financial institutions named therein and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

         Fiscal quarter ended _________, 19__

         Fiscal year ended _________, 19__

     2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (e), and (h) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

A.       Quick Ratio (Sec. 6.2(a)):
        --------------------------

         (a)  Consolidated Quick Assets               $_________

         (b)  Consolidated Current Liabilities        $_________

         Ratio (a) : (b)                              __________

         Minimum Permitted Ratio

         Quarter Ending:                              Ratio:
        ---------------                               -----
         September 30, 1998                           0.70 : 1.00
         December 31, 1998                            0.80 : 1.00
         March 31, 1999                               0.90 : 1.00
         June 30, 1999, and thereafter                1.00 : 1.00

B.      Leverage Ratio (Sec 6.2(b)):
        ---------------------------

        (a)  Consolidated Funded Debt as at the end of the
        most recent fiscal quarter                                $_________

        (b) Consolidated Annualized Adjusted EBITDA for the most recently ended fiscal quarter
                                                                  $__________

        Ratio (a) to (b)                                           __________

        Maximum Permitted Ratio


        Quarter Ending:                           Ratio:
        --------------                            -----
        March 31, 1999                            8.50 : 1.00
        June 30, 1999                             5.00 : 1.00
        September 30, 1999                        5.00 : 1.00
        December 31, 1999, and thereafter         4.00 : 1.00

C.      Consolidated Tangible Net Worth (Sec. 6.2(c)):
        ---------------------------------------------
        (a)  $38,000,000

        (b)  plus 75% of Consolidated Net Income (but not
        loss) for each fiscal quarter of the Borrower
        commencing with the fiscal quarter ending September
        30, 1998                                                  $_________

        (c)  plus 100% of Net Proceeds of any Equity Issuance
        after September 30, 1998                                  $_________

        Minimum Required Consolidated Tangible
        Net Worth:  (a) + (b) + (c):                              $_________

        Actual Consolidated Tangible Net Worth:                   $_________

D.      Profitability (Sec 6.2(d)):
        --------------------------

        1.  (a)  Net income before taxes of Borrower
                 and  its consolidated Subsidiaries on          $_________
                 a fiscal year-to-date basis as of the
                 last day of the most recent fiscal
                 quarter, for the fiscal quarters
                 ended September 30, 1998,and December
                 31, 1998

             Required:    No loss exceeding $82,000,000

        2.  (a)  Net income before taxes of Borrower
                 and its consolidated Subsidiaries              $_________
                 for the most recent fiscal quarter,
                 commencing with the quarter ended
                 March 31, 1999

            (b)  Consolidated Net Income for the most
                 recent fiscal quarter, commencing              $_________
                 with the quarter ended March 31, 1999


            Required:  (a) and (b): > $0

E.      Interest Coverage Ratio (Sec. 6.2(e)):
        -------------------------------------

        (a)  Consolidated Annualized Adjusted EBITDA            $_________
             for the most recent fiscal quarter

        (b)  Consolidated Interest Expense for the              $_________
             four fiscal quarters ending on the last
             day of the most recent fiscal quarter

        Ratio (a) to (b)                                        ____ : 1.00

        Minimum Permitted Ratio

        Quarter Ending:                                         Ratio:
        --------------                                          -----

        March 31, 1999                                          2.00 : 1.00
        June 30, 1999, and thereafter                           3.00 : 1.00

F.   Dividends (Sec. 6.2(h)):
     -----------------------

     Dividends declared or paid in current fiscal year        $_________

     Permitted:  $0

G.   Minimum Consolidated EBITDA; Minimum Consolidated
     -------------------------------------------------
     Adjusted EBITDA (Sec. 6.2(w)):
     -----------------------------

     Consolidated EBITDA for the fiscal quarter ended         $_________
     September 30, 1998

        Required:  No loss exceeding $15,500,000

     Consolidated Adjusted EBITDA for the fiscal quarter      $_________
     ended December 31, 1998

        Required:  No loss exceeding $2,000,000

H.      Consolidated Capital Expenditures (Sec. 6.2(x)):
        -----------------------------------------------

     Consolidated Capital Expenditures of the Borrower and    $_________
     its Subsidiaries for the current fiscal quarter

     Permitted:
     ---------

     Quarter Ending:                                          Not more than:
     --------------                                           -------------

     September 30, 1998                                        $7,500,000
     December 31, 1998                                         $7,500,000
     March 31, 1999, and thereafter                            $5,000,000

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------


     4. This Compliance Certificate is executed on _______________, ___, by the Chief Executive Officer or Chief Financial Officer of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                           P-Com, Inc.

                                           A DELAWARE CORPORATION


                                           BY:
                                              ------------------------------


                                           TITLE:
                                                 ---------------------------

                                   EXHIBIT E

                                 PRICING GRID

     The "Applicable Margin" and the "Commitment Fee Rate" shall mean the variable number of percentage points determined in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated Funded Debt as at the end of each fiscal quarter to Consolidated Annualized Adjusted EBITDA as specified in Section 6.2(b) (the "Leverage Ratio"), as determined by the Agent with reference to the Borrower's most recently delivered financial statements and Compliance Certificate. The effective date of any change in the Applicable Margin and/or the Commitment Fee Rate shall be five (5) Business Days following Agent's receipt of Borrower's financial statements and Compliance Certificate; provided that if Borrower shall not have timely delivered its financial statements and Compliance Certificate in accordance with Section 6.1(a), then commencing five (5) Business Days following the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Leverage Ratio is equal to or greater than 7.00 to 1.00.


                                                                 Applicable           Applicable
                                                                 Margin for           Margin for
                  Leverage                  Commitment           LIBO Rate            Base Rate
  Level             Ratio                    Fee Rate              Loans                Loans
---------    ------------------------    ----------------     ----------------     ----------------
I.           Equal to or greater than          0.50%                 N/A                 1.00%
             7.00 : 1.00

II.          Equal to or greater than          0.50%                 N/A                  .50%
             4.00 : 1.00 but less than
             7.00 : 1.00

III.         Equal to or greater than          0.30%                2.50%                0.00%
             3.00 : 1.00 but less than
             4.00 : 1.00

IV.          Equal to or greater than          0.25%                1.50%                0.00%
             2.00 : 1.00 but less than
             3.00 : 1.00

V.           Less than 2.00 : 1.00             0.20%                 1.00%               0.00%

                            AFFIRMATION OF GUARANTY
                            -----------------------

     The undersigned Guarantors hereby acknowledge and agree to the terms of the foregoing Second Amendment to Credit Agreement (the "Amendment"), and further acknowledge and agree that nothing contained in the Amendment in any way affects the validity and enforceability of that certain Subsidiary Guaranty (the "Guaranty") dated as of May 15, 1998, executed by each of the undersigned Guarantors in favor of Lenders, the validity and effectiveness of which Guaranty is hereby reaffirmed as of the Effective Date of the Amendment.

            CONTROL RESOURCES CORPORATION


            BY: /s/ Warren T. Lazarow
               ----------------------------
               NAME:
               TITLE:


            P-COM NETWORK SERVICES, INC.


            BY: /s/ Warren T. Lazarow
               ----------------------------
               NAME:
               TITLE:


            P-COM FINANCE CORPORATION


            BY: /s/ Warren T. Lazarow
               ----------------------------
               NAME:
               TITLE:


            P-COM UNITED KINGDOM, INC.


            BY: /s/ Warren T. Lazarow
               ----------------------------
               NAME:
               TITLE:


            TELEMATICS, INC.


            BY: /s/ Warren T. Lazarow
               ----------------------------
               NAME:
               TITLE: